Exhibit 99.1

Contact: Sean K.F. Hannan, Vice President, Investor Relations Sean.Hannan@ttmtech.com +1 339 466 7737

TTM Technologies, Inc. Continues Global Growth Strategy with Planned Acquisition of Epiq Solutions, Enhancing Technologically Differentiated Market Offerings.

All-cash purchase price of $1.1 billion. Expected to be Immediately Accretive to Adjusted EBITDA Margin and Accretive to Non-GAAP Diluted EPS during 2028.

SANTA ANA, Calif., August 17, 2026 – TTM Technologies, Inc. (NASDAQ: TTMI) (“TTM”), a leading global manufacturer of technology products, including mission systems, radio frequency (“RF”) components, RF microwave/microelectronic assemblies, and technologically advanced interconnect products, including printed circuit boards (“PCB”s) and substrates, today announced that it has entered into a definitive agreement to acquire EPIQ Design Solutions LLC (“Epiq”), a premier provider of open-architecture, AI-enabled software-defined radios (“SDRs”), high-performance RF products and radiation-tolerant space compute solutions supporting mission-critical signals intelligence and electronic warfare applications, for approximately $1.1 billion in an all-cash transaction, subject to customary closing adjustments.

This acquisition reinforces TTM’s Strategy to Drive Long-Term Sustainable Results for Shareholders. TTM continues to balance its portfolio with investments for growth in fast growing markets as demonstrated by:

•	Investment in capacity and innovative technology for Advanced Interconnect:

•	Committed to $1.2 billion in total expected investment from 2025-2029 for Data Center & Networking capacity

•	Over $130 million invested in Syracuse Diamond facility for Ultra-HDI solutions for Aerospace & Defense customers

•	Planned investment of over $400 Million through 2029 for growth across U.S. manufacturing facilities as munitions demand surge is expected to add on-going growth in A&D market

•	Planned investment of $50 million for TTM Innovation Center in Eau Claire, Wisconsin facility, located close to our existing technology center in Chippewa Falls, Wisconsin

•	Geographic expansion into Europe:

•	Initiated by our planned acquisitions of Swiss Technology Group & ILFA, which are expected to close in late Q3

•	Vertical Integration in Integrated Electronics:

•	The planned acquisition of Epiq Solutions is projected to elevate TTM’s vertical integration capabilities for its integrated electronics products

•

We believe it significantly expands TTM’s addressable opportunities in high-priority defense mission areas including Missile Defense, GEO-to-LEO Space, Communications and Signals Intelligence, Electronic Warfare, and Intelligence, Surveillance and Reconnaissance

Contact: Sean K.F. Hannan, Vice President, Investor Relations Sean.Hannan@ttmtech.com +1 339 466 7737

Planned Epiq Acquisition Strategic Rationale:

•	Provides highly complementary offerings that enable full command of the RF spectrum through small-form-factor, software-driven solutions

•	Accelerates TTM’s “up the chain” vertical integration strategy across land, air, sea, and space domains through multiple defense and commercial expansion opportunities

•	Brings cutting edge technologies optimized for size, weight, and power rooted in open architectures supporting defense and commercial markets

Enhances TTM’s financial profile:

•	All-cash purchase price of $1.1 billion, subject to customary closing adjustments

•	Committed financing from JPMorgan, Bank of America, and Barclays, subject to customary conditions

•	Synergy-adjusted transaction multiple estimated to be 17.4x expected Adjusted 2027 EBITDA [1]

•	Expected to be immediately accretive to Adjusted EBITDA margin and accretive to Non-GAAP Diluted EPS during 2028 [1]

•	At the close of the transaction, we estimate total net leverage of 2.3x and we expect to reduce this to within the range of 1.5x to 1.7x within 12-18 months

•	The transaction strengthens our financial model by adding a projected high margin long-cycle business

•	Plenty of projected dry powder remains to invest in other strategic opportunities for growth in our end markets

“In support of our strategic direction we plan to continue to invest in critical technologies for our customer base. The addition of Epiq Solutions to TTM is highly strategic and provides complementary technology to our overall portfolio and represents an important step in executing our long-term growth strategy,” said Edwin Roks, President and Chief Executive Officer of TTM.

Guggenheim Securities, LLC is serving as the exclusive financial advisor and Polsinelli PC is serving as exclusive legal adviser to TTM for the potential acquisition of Epiq.

Conference Call

TTM will hold a conference call today at 12:30 p.m. EDT, hosted by President & CEO, Edwin Roks, and Executive Vice President & CFO, Dan Boehle. Access to the conference call will be available by clicking on the registration link TTM Technologies Planned Acquisition of Epiq Solutions Conference Call. Registering participants will receive dial in information and a unique PIN to join the call. Participants can register at any time up to the start of the conference call. The conference call will also be simulcast on the company’s website for those who would like to view the live webcast, and this can be accessed by clicking on the link TTM Technologies Planned Acquisition of Epiq Solutions Webcast. The webcast will remain accessible for one week following the live event. Details will be available on TTM’s Investor Relations website at https://investors.ttm.com/

[1]	Assumes run-rate EBITDA synergies of $9 million

Contact: Sean K.F. Hannan, Vice President, Investor Relations Sean.Hannan@ttmtech.com +1 339 466 7737

About TTM

TTM Technologies, Inc. is a leading global manufacturer of technology products, including mission systems, radio frequency (“RF”) components, RF microwave/microelectronic assemblies, and technologically advanced interconnect products, including PCBs and substrates. TTM stands for time-to-market, representing how TTM’s time-critical, one-stop design, engineering and manufacturing services enable customers to reduce the time required to develop new products and bring them to market. Additional information can be found at www.ttm.com.

About Epiq Solutions

Epiq Solutions was founded in 2009 and headquartered in Rolling Meadows, IL, with additional operations in Frederick, MD, and Montreal, QC. Epiq Solutions, a portfolio company of Veritas Capital, is a premier provider of open-architecture, ITAR-free, commercial SDRs, turnkey radio frequency, and embedded computing solutions for governments and enterprises. Additional information can be found at epiqsolutions.com.

Safe Harbor Forward-Looking Statements

This release contains forward-looking statements that relate to future events or performance. TTM cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect TTM’s current expectations, and TTM does not undertake to update or revise these forward-looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other TTM statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond TTM’s control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, TTM’s ability to successfully consummate the acquisitions discussed in this press release, including receipt of required regulatory approvals and satisfaction of other conditions, the conditions of the credit markets and TTM’s ability to issue debt to fund the transaction on acceptable terms, general market and economic conditions, including interest rates, currency exchange rates, and consumer spending, demand for TTM’s products, market pressures on prices of TTM’s products, warranty claims, changes in product mix, contemplated significant capital expenditures and related financing requirements, TTM’s dependence upon a small number of customers, and other factors set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of TTM’s public reports filed with the SEC.

Use of Non-GAAP Financial Measures

This release includes information about the adjusted EBITDA of Epiq Solutions, which is a non-GAAP financial measure. TTM presents non-GAAP financial information to enable investors to see TTM through the eyes of management and to provide better insight into TTM’s ongoing financial performance. A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP financial measures used by other companies. The non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Contact: Sean K.F. Hannan, Vice President, Investor Relations Sean.Hannan@ttmtech.com +1 339 466 7737

With respect to the expected 2027 Adjusted EBITDA of Epiq Solutions, we are unable to predict with reasonable certainty or without unreasonable effort certain items that may affect a comparable measure calculated and presented in accordance with GAAP. The expected 2027 Adjusted EBITDA of Epiq Solutions excludes the future impact of reconciling items that are highly variable and difficult to predict due to various factors outside of management’s control and could have a material impact on future period net income of Epiq Solutions calculated and presented in accordance with GAAP. Accordingly, reconciliations of expected Adjusted EBITDA of Epiq Solutions to a comparable measure calculated and presented in accordance with GAAP has not been provided because TTM is unable to provide such reconciliation without unreasonable effort. For the same reasons, TTM is unable to address the probable significance of the information.